EXHIBIT 10.12
Third Amendment to the Business Loan Agreement
Between California First Leasing Corporation and Bank of America
dated as of April 20, 2012
AMENDMENT NO. 3 TO LOAN AGREEMENT

          This Amendment No. 3 (the "Amendment") dated as of April 20, 2012, is between Bank of America, N.A. (the "Bank") and California First Leasing Corporation (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of March 25, 2010 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

 AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In the paragraph number 1.2, entitled "Availability Period," the first sentence is hereby amended to read in its entirety as follows:

"The line of credit is available between the date of this Agreement and March 31, 2013, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date")."

2.2 In the paragraph number 7.2 is hereby amended to read in its entirety as follows:

"7.2     Financial Information. To provide the following financial information and statements in a form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)      Within 120 days of the fiscal year end, the annual financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared.

(b)      Within 120 days of the fiscal year end, the annual financial statements of California First National Bancorp. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis and unaudited for consolidating.

(c)      Within 60 days after each period's end (Mar, Sept & Dec), quarterly financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared.

(d)      Within 60 days after each period's end (Mar, Sept & Dec), quarterly financial statements of California First National Bancorp. These financial statements must be reviewed by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated and consolidating basis.

(e)      Within 120 days of the end of each fiscal year and within 60 days of the end of each quarter (Mar, Sept & Dec), a compliance certificate of the Borrower signed by an authorized financial officer, and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under the Agreement applicable to the party submitting the information and, if any such default exists, specifying the nature thereof and the action the party is taking and proposes to take with respect thereto.

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(f)      Financial projections for the Borrower covering a time period acceptable to the Bank and specifying the assumptions used in creating the projections. The projections shall be certified and dated by an authorized financial officer and provided to the Bank no less than 120 days after the end of the fiscal year."

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organization papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 Subordination agreements in favor of the Bank signed by the Borrower and California First National Bancorp.

4.2 Resolutions to Obtain Credit executed by the Borrower.

4.3 Resolutions Authorizing Execution of Guaranty (Corporation) executed by California First National Bancorp.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A. By: /s/ David Young Name: David Young Title: Senior Vice President
BORROWER(S): California First Leasing Corporation By: /s/ Glen T. Tsuma Name: Glen T. Tsuma Title: President

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